Calculation of Filing Fee Tables
S-3
REALTY INCOME CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	Other	150,000,000	$ 63.51	$ 9,526,500,000.00	0.0001381	$ 1,315,609.65
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 9,526,500,000.00		$ 1,315,609.65
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 917,883.33
			Net Fee Due:						$ 397,726.32
Offering Note
[1]	This estimate is made pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of calculating the registration fee, and is based on a price of $63.51 per share, which represents the average high and low prices per share of the registrant's common stock, par value $0.01 per share ("common stock") as reported on the New York Stock Exchange on May 5, 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Realty Income Corp	S-3	333-257510	06/29/2021		$ 168,367.80	Equity	Common Stock, $0.01 par value per share	25,284,873
Fee Offset Claims	2	Realty Income Corp	S-3	333-277150	02/16/2024		$ 749,515.53	Equity	Common Stock, $0.01 par value per share	130,102,777
Fee Offset Sources		Realty Income Corp	S-3	333-257510		08/07/2023						$ 690,926.06
Fee Offset Sources		Realty Income Corp	S-3	333-277150		11/07/2025						$ 749,515.53
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered an aggregate of 120,000,000 shares of common stock offered by means of a prospectus supplement dated August 4, 2023 (the "August 2023 Prospectus Supplement") and an accompanying prospectus dated June 29, 2021 pursuant to a registration statement on Form S-3 (Registration No. 333-257510) filed with the SEC on June 29, 2021 (the "Prior Registration Statement") . In connection with the filing of the August 2023 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $690,926.06, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the August 2023 Prospectus Supplement that were not unsold securities registered pursuant to a prior prospectus supplement. The Prior Registration Statement terminated effective upon the filing of a registration statement on Form S-3 (Registration No. 333-277150) filed with the SEC on February 16, 2024 (the "Current Registration Statement"). At the time of such termination, 76,670,230 shares (the "August 2023 Unsold Shares") remained unsold pursuant to the August 2023 Prospectus Supplement. The registrant subsequently registered an aggregate of 150,000,000 shares of common stock offered by means of a prospectus supplement dated November 7, 2025 (the "November 2025 Prospectus Supplement") and an accompanying prospectus dated February 16, 2024 pursuant to the Current Registration Statement. In connection with the filing of the November 2025 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $749,515.53, reflecting the fee due with respect to shares of common stock to be offered and sold pursuant to the November 2025 Prospectus Supplement that were not unsold securities registered pursuant to the August 2023 Prospectus Supplement. Of the 150,000,000 shares of common stock registered pursuant to the November 2025 Prospectus Supplement, 130,102,777 shares of common stock remain unsold as of the date hereof (the "November 2025 Unsold Shares"). The offering pursuant to the November 2025 Prospectus Supplement has terminated. Accordingly, pursuant to Rule 467(p) under the Securities Act, the registrant is offsetting a portion of the aggregate registration fee set forth in Table 1 above by (1) $749,515.53, which represents the filing fees associated with 130,102,777 of the November 2025 Unsold Shares and (2) $168,367.80, which represents the filing fees associated with 25,284,873 of the August 2023 Unsold Shares.

[2]	See Offset Note 1.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date